UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

OSL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1669 Edgewood Road, Suite 214 Yardley, PA	19067
(Address of principal executive offices)	(Zip Code)

(845) 363-6776
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In December 2014, OSL Holdings Inc. (the “Company”) had entered into a Securities Purchase Agreement with EMA Financial, LLC. (the “Holder”). Pursuant to the terms of the agreement, the parties had the right to convert certain shares that it purchased to a $125,000 promissory note. The Holder elected to do so and the Note was issued with an effective issuance date of December 31, 2014 and an aggregate of 19,000,000 shares of common stock were cancelled. On March 16, 2015, the Company issued a 12% convertible promissory note (the “Note”) to the Holder. The Note has a term of 6 months, and a principal amount of $125,000 which is convertible (in whole or in part) at the Holder’s discretion at any time into shares of the Company’s common stock, at a conversion price equal to the lesser of: (i) $0.0075 per share; or (ii) 70% of the lowest trading price of the Company’s common stock for the 20 days preceding the date of the conversion of the Note.

The preceding description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which is attached hereto as Exhibit 4.1, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 is incorporated by reference into this Item 3.02.

Between January 13, 2015 and March 6, 2015, the Company issued an aggregate of 104,355,815 shares of the Company’s common stock upon conversion of convertible promissory notes previously issued to accredited investors. The issuance did not result in any proceeds to the Company as the funds were received upon the original issuance of the underlying convertible notes.

Between February 4, 2015 and March 9, 2015, the Company issued an aggregate of 5,349,509 shares of the Company’s common stock to six (6) consultants to the Company in consideration for services rendered.

On February 13, 2015, the Company sold an aggregate of 11,400,000 shares of the Company’s common stock to 2 accredited investors in a private transaction for proceeds of $100,000 paid to the Company. These shares were cancelled as part of the transaction described in Item 2.03.

In the aggregate the amount of shares issued exceeds 5% of the Company’s total outstanding shares. As of the date of this filing, the Company has 534,914,988 shares of common stock outstanding.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Events.

The following Exhibits are filed as part of this Current Report.

(d)	Exhibits.

Exhibit No.	Description

4.1	12% Convertible Note dated December 31, 2014 in favor of EMA Financial, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS INC.

Date: March 20, 2015	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg,
Chief Executive Officer